 Filed Pursuant to Rule 424(b)(5)
 Reg. No. 333-291513
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 31, 2025)
Up to $50,000,000
Common Stock
We have entered into an Equity Distribution Agreement (the “sales agreement”) with Maxim Group LLC (“Maxim”) relating to the sale of our common stock, par value $0.01 per share (the “common stock”), offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Maxim acting as sales agent and/or principal.
Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Global Select Market tier of The Nasdaq Stock Market LLC (“Nasdaq”), the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, including in privately negotiated transactions. Maxim will use its commercially reasonable efforts to sell on our behalf all the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”
Maxim will be entitled to compensation at a fixed commission rate of 2.0% of the gross proceeds of each sale of shares of our common stock. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for additional information regarding the compensation to be paid to Maxim. In connection with the sale of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.
Shares of our common stock are listed on Nasdaq under the symbol “FOSL.” On November 12, 2025, the closing price of our common stock as reported by Nasdaq was $2.31 per share.
As of November 12, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $122.5 million, which we calculated based on 54,640,589 shares of outstanding common stock as of November 12, 2025, of which 53,032,641 shares were held by non-affiliates, and a price per share of $2.31, which was the closing price of our common stock on November 12, 2025.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Maxim Group LLC
The date of this prospectus supplement is January 14, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $150,000,000. The $50,000,000 of shares of common stock that may be offered, issued and sold under this prospectus supplement is included in the $150,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.
We provide information to you about this offering of shares of our common stock in two separate documents: (i) this prospectus supplement, which describes the specific details regarding this offering; and (ii) the base prospectus referred to on the cover page of this prospectus supplement, which provides general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. You should read both this prospectus supplement and the base prospectus as well as the information contained in the documents incorporated by reference herein and the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in our common stock. These documents contain important information that you should consider when making your investment decision. This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated herein by reference in the prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.
We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of the prospectus and the offering of the securities in certain jurisdictions may be restricted by law. The prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by the prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Fossil” refer to the consolidated operations of Fossil Group, Inc. and its subsidiaries.
We have authorized only the information contained or incorporated by reference in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim and any other underwriters have not, authorized anyone to provide you with information that is different. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or the date of any sale of our common stock.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “should,” “seek,” “forecast,” “outlook,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “predict,” “potential,” “plan,” “expect” or the negative or plural of these words or similar expressions. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: risks related to the success of our restructuring and turnaround plans; risks related to strengthening our balance sheet and liquidity and improving working capital; risks related to the inability to complete and recognize the anticipated benefits of the transactions contemplated by the Transaction Support Agreement entered into on August 13, 2025 among the Company, certain of its subsidiaries and certain holders of the Company’s notes (the “Transaction Support Agreement”); risks related to unexpected costs related to the transactions contemplated by the Transaction Support Agreement; risks related to our planned non-core asset sales; increased political uncertainty; the effect of worldwide economic conditions, including recessionary risks; the effect of pandemics; the impact of any activist shareholders; the failure to meet the continued listing requirements of Nasdaq; significant changes in consumer spending patterns or preferences; interruptions or delays in the supply of key components or products; acts of war or acts of terrorism; loss of key facilities; a data security or privacy breach or information systems disruptions; changes in foreign currency valuations in relation to the U.S. dollar; lower levels of consumer spending resulting from inflation, a general economic downturn or generally reduced shopping activity caused by public safety or consumer confidence concerns; the performance of our products within the prevailing retail environment; customer acceptance of both new designs and newly-introduced product lines; changes in the mix of product sales; the effects of vigorous competition in the markets in which we operate; compliance with debt covenants and other contractual provisions and meeting debt service obligations; risks related to the success of our business strategy; the termination or non-renewal of material licenses; risks related to foreign operations and manufacturing; changes in the costs of materials and labor; government regulation and tariffs; our ability to secure and protect trademarks and other intellectual property rights; levels of traffic to and management of our retail stores; loss of key personnel or failure to attract and retain key employees and the outcome of current and possible future litigation; and risks and uncertainties described in the “Risk Factors” set forth in our periodic and other reports filed with the SEC which are incorporated by reference into this prospectus. See “Risk Factors” below. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar sections of the other periodic reports incorporated herein by reference, along with our consolidated financial statements, before making an investment decision.
Overview of Our Business
We are a global design, marketing and distribution company that specializes in consumer fashion accessories. Our principal offerings include an extensive line of men’s and women’s fashion watches and jewelry, handbags, small leather goods, belts, and sunglasses. In the watch and jewelry product categories, we have a diverse portfolio of globally recognized owned and licensed brand names under which our products are marketed.
Our products are distributed globally through various distribution channels including wholesale in countries where we have a physical presence, direct to the consumer through our retail stores and commercial websites and through third-party distributors in countries where we do not maintain a physical presence. Our products are offered at varying price points to meet the needs of our customers, whether they are value-conscious or luxury oriented. Based on our range of accessory products, brands, distribution channels and price points, we are able to target style-conscious consumers across a wide age spectrum on a global basis.
Available Information
Our website address is www.fossilgroup.com. The information on our website (including the CSR report) is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the SEC. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), are available free of charge on our website as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Fossil, that are electronically filed with the SEC.
General
We are a Delaware corporation formed in 1991 and are the successor to a Texas corporation formed in 1984. Our principal executive offices are located at 901 S. Central Expressway, Richardson, Texas 75080, and our telephone number at that address is (972) 234-2525. Our common stock is traded on Nasdaq under the trading symbol “FOSL”.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Common stock to be offered by us pursuant to this prospectus
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Common stock outstanding after this offering(1)
Up to 76,258,611 shares of common stock, assuming sales of 21,645,022 shares of common stock at a price of $2.31 per share, which was the closing price of our common stock on Nasdaq on November 12, 2025. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.
Market for common stock
Our common stock is listed on Nasdaq under the symbol “FOSL.”
Manner of offering
Sales of shares of our common stock, if any, will be made pursuant to the terms of the sales agreement between us and Maxim Group LLC (“Maxim”). Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act. Maxim will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution.”
Use of proceeds
We plan to use the net proceeds from this offering, if any, for general working capital and general corporate purposes. See “Use of Proceeds.”
Risk factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of risks you should carefully consider before investing in our securities.
Exclusive sales agent
Maxim is acting as the exclusive sales agent in connection with this offering.

(1)
The number of shares of our common stock to be outstanding after this offering is based on 54,640,589 shares of our common stock outstanding as of November 12, 2025, and excludes, as of that date, the following:

•
1,937,253 shares of common stock issuable upon the vesting of outstanding restricted stock units under the Company’s 2016 Long-Term Incentive Plan (the “2016 Plan”) and 2024 Long-Term Incentive Plan (the “2024 Plan,” and together with the 2016 Plan, the “Plans”);

•
614,641 shares of common stock issuable upon the vesting of outstanding performance restricted stock units under the Plans;

•
5,571,465 shares of common stock available for future issuance under the 2024 Plan;

•
1,129,581 shares of common stock issuable upon vesting of outstanding inducement grants; and

•
2,500,000 shares of common stock issuable upon the exercise of Company’s outstanding warrants.

RISK FACTORS
Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.
Risks Related to this Offering and to our Common Stock
Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.
We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.
You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.
The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. For illustrative purposes, assuming that an aggregate of 21,645,022 shares of our common stock are sold at a price of $2.31 per share, the last reported sale price of our common stock on Nasdaq on November 12, 2025, for aggregate gross proceeds of approximately $50.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $0.52 per share, representing the difference between our net tangible book value per share as of November 12, 2025, and our pro forma net tangible book value per share after giving effect to this offering at the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares of common stock we will issue under the sales agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to request Maxim to sell on our behalf shares of common stock at any time throughout the term of the sales agreement, and Maxim will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares. The number of shares that are sold by Maxim after we request that sales be made will fluctuate based on the market price of our common stock during the sales period and limits we set with Maxim. Because the price per share of our common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible to predict the number of shares of common stock that will ultimately be issued by us under the sales agreement or the amount of gross proceeds to be raised in connection with those sales. In addition, investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.
To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders. In addition, to the extent that outstanding warrants are exercised, new equity awards are issued under our 2024 Plan, or we issue additional shares in the future, stockholders may experience further dilution.
We do not anticipate that we will pay any cash dividends in the foreseeable future.
We have not declared or paid any dividends since our formation and currently do not intend to pay dividends for the foreseeable future. Our current business plan is to retain any future earnings to finance the growth of our business.

USE OF PROCEEDS
We may offer and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the sales agreement with Maxim as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.
We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes.
We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors — Risks Related to this Offering and to our Common Stock — Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock. It does not purport to be complete and is subject to and qualified in its entirety by our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Sixth Amended and Restated Bylaws (the “Bylaws”), and the General Corporation Law of the State of Delaware (“DGCL”). Copies of the Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.
Authorized Capital Stock
Under the Certificate of Incorporation, our authorized capital stock consists of:
•
100,000,000 shares of common stock; and

•
1,000,000 shares of undesignated preferred stock, par value $0.01 per share.

As of November 12, 2025, we had 54,640,589 shares of common stock outstanding and no shares of preferred stock issued or outstanding. As of November 12, 2025, we had reserved 8,123,359 additional shares of common stock for issuance under our long-term incentive plans, 1,129,581 additional shares of common stock issuable upon vesting of outstanding inducement grants and 2,500,000 additional shares of common stock for issuance under our warrants.
Common Stock
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Unless otherwise required by law, the Certificate of Incorporation or the Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Each member of Board shall be elected by the vote of the majority of the votes cast with respect to the director. Cumulative voting of shares of common stock is prohibited.
The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor, subject to the payment of any preferential dividends with respect to any preferred stock that from time to time may be outstanding. In the event of the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of the holders of any outstanding preferred stock. The holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Board may designate in the future.
Preferred Stock
The Board, without further action by the stockholders, is authorized to fix and determine as to any series of preferred stock any and all of the relative rights and preferences of shares in such series, including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation.
Warrants
As of November 12, 2025, we had outstanding warrants, exercisable for an aggregate of 2,500,000 shares of common stock at an exercise price of $0.01 per share. The warrants do not expire and may be exercised at any time, subject to certain limitations. The warrant agreement for the warrants includes a beneficial ownership limitation, pursuant to which the warrants may not be exercised by the holders to the extent that, following such exercise, the holders would beneficially own more than 9.99% of the Company’s outstanding common stock, unless waived in accordance with the terms of the warrant agreement.

Certain Provisions of the Certificate of Incorporation and Bylaws
The Certificate of Incorporation and Bylaws of the Company contain certain provisions that may delay, defer or prevent a change in control of the Company.
Issuance of Common or Preferred Stock
As indicated above, the Certificate of Incorporation gives the Board the authority, without further action by the stockholders, to issue from time to time preferred stock in one or more series and to fix the number of shares, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions on the preferred stock. The issuance of, or the right to issue, preferred stock could have anti-takeover effects.
Any issuance of common stock or preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price. Moreover, the issuance of additional shares of common stock or preferred stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office even if such change were to be favorable to stockholders generally.
Number of Directors and Vacancies and Removal of Directors
Our Bylaws provide that the number of directors shall be fixed and determined from time to time by resolution adopted by the Board. Our Bylaws also provide that if a proposal to remove a Board member is properly brought before a meeting of the stockholders, a Board member may be removed by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Any vacancy on the Board may be filled by the majority vote of the directors then in office, though less than a quorum.
Advance Notice
Our Bylaws establish advance notice procedures with regard to stockholder nomination or removal of persons for election to the Board or other business to be brought before meetings of stockholders of the Company. These procedures provide that notice of such stockholder nominations or proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the Bylaws. To be timely in connection with an annual meeting, the notice must be received between 90 and 120 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. If the date of the annual meeting is 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 days before the meeting and no later than the later of (i) 90 days before the meeting or (ii) the 10th day following the day on which the public announcement of the date of the annual meeting is first made by the Company. To be timely in connection with a special meeting, the notice must be received no earlier than 120 days before the meeting and no later than the later of (i) 90 days before the meeting or (ii) the 10th day following the day on which the public announcement of the date of the special meeting is first made by the Company. An adjournment or postponement of an annual or special meeting does not commence a new time period for the giving of notice. With respect to stockholder nominations of directors and stockholder proposals relating to the removal of directors, in addition to complying with the procedures set forth in the Bylaws, a stockholder who wishes to include such business in a proxy statement prepared by the Company must also comply with Rule 14a-8 under the Exchange Act, as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect.
Bylaw Amendments
Our Bylaws require that any action taken by the Board to alter, amend or repeal the Bylaws or adopted new Bylaws be approved by the affirmative vote of at least 80% of all directors then in office, subject to repeal or change by the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting together as a single class.
Special Meetings of Stockholders
Special meetings of stockholders may be called only by the Chairman of the Board, the President, at the request in writing of a majority of the Board or on the written request of holders of at least 50% of the total number of shares of capital stock of the Company issued and outstanding and entitled to vote.
Section 203 of the DGCL
The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines a “business combination” to include certain mergers, consolidation, asset sales and stock issuances and certain other transactions resulting in a financial benefit to an “interested stockholder.” In addition, Section 203 defines an “interested stockholder” to include any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such an entity or person.
Limitation of Liability of Directors
The Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL. Under the DGCL, a director’s liability may not be eliminated:
•
for any breach(es) of the director’s duty of loyalty to us or to our stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
for certain unlawful dividend payments or stock redemptions or repurchases; and

•
for any transaction from which the director derives an improper personal benefit.

The effect of this provision is to restrict the rights of the Company and its stockholders to recover monetary damages against a director for breach of certain fiduciary duties as a director.

DILUTION
Investors purchasing our common stock in this offering will experience immediate dilution in the net tangible book value of their shares of common stock. Our net tangible book value as of October 4, 2025 was approximately $86.3 million, or $1.60 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering.
After giving further effect to the sale by us of shares of our common stock in the aggregate gross amount of approximately $50,000,000 in this offering at an assumed offering price of $2.31 per share, the closing price of our common stock on Nasdaq on November 12, 2025, and after deducting commissions and estimated offering expenses of approximately $1,250,000 payable by us, our pro forma as adjusted net tangible book value as of October 4, 2025 would have been approximately $135 million, or $1.79 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.19 per share to existing stockholders and results in immediate dilution in net tangible book value to investors purchasing our securities in this offering. The following table illustrates this calculation on a per share basis:
Assumed public offering price per share for this offering	$2.31
Historical net tangible book value per share as of October 4, 2025	$1.60
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.19
As adjusted net tangible book value per share as of October 4, 2025, after giving effect to this offering	$1.79
Dilution per share to new investors purchasing shares in this offering	$0.52
The foregoing table does not take into account dilution to new investors that could occur upon the exercise of outstanding warrants, restricted stock units and performance stock units having a per share exercise price less than the assumed public offering price in this offering or shares of common stock issued after October 4, 2025.
The foregoing table is based on 53,847,092 shares of our common stock outstanding as of October 4, 2025, and, excludes, as of that date, the following:
•
1,937,253 shares of common stock issuable upon the vesting of outstanding restricted stock units under the Plans;

•
614,641 shares of common stock issuable upon the vesting of outstanding performance restricted stock units under the Plans;

•
5,571,465 shares of common stock available for future issuance under the 2024 Plan;

•
1,879,581 shares of common stock issuable upon vesting of outstanding inducement grants; and

•
2,500,000 shares of common stock issuable upon the exercise of Company’s outstanding warrants.

To the extent that any outstanding warrants are exercised, new equity awards are issued under our equity incentive plan, or we issue additional shares in the future, there will be further dilution to new investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into an Equity Distribution Agreement with Maxim, dated November 13, 2025 pursuant to which we may issue and sell up to an aggregate of $50,000,000 of shares of our common stock from time to time through Maxim acting as sales agent, subject to certain limitations, pursuant to this prospectus supplement and the accompanying base prospectus. Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, on any other existing trading market for our common stock or to or through a market maker. With the prior written consent of the Company, Maxim may also sell shares of our common stock in privately negotiated transactions, provided that in no event shall the aggregate number of shares sold in such transactions exceed 10,000,000 shares.
Under the terms of the Equity Distribution Agreement, in no event will the Company issue or sell through the Equity Distribution Agent such number or dollar amount of shares of our common stock that would (i) exceed the number or dollar amount of shares of our common stock registered and available on the registration statement of which this prospectus supplement forms a part, (ii) exceed the number of authorized but unissued shares of common stock, or (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable).
Each time we wish to issue and sell shares of our common stock under the Equity Distribution Agreement, we will notify Maxim as to the maximum number of shares to be sold on such day, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in any one day on which shares of common stock are purchased and sold on the principal market on which our common stock is listed or quoted, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Maxim, unless the sale of the shares has been declined, suspended, or otherwise terminated in accordance with the terms of this Equity Distribution Agreement, Maxim has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the Equity Distribution Agreement to sell our common stock are subject to a number of conditions that we must satisfy.
We will pay Maxim in cash, upon each sale of our common stock pursuant to the Equity Distribution Agreement, a commission in an amount equal to 2.0% of the gross proceeds of each sale of shares of our common stock under the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed, under certain circumstances, to reimburse a portion of Maxim’s actual, reasonable and documented costs and out-of-pocket expenses, including legal fees, in connection with the establishment of this offering up to a maximum of $50,000 and $5,000 on a quarterly basis thereafter. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to Maxim under the terms of the Equity Distribution Agreement, will be approximately $250,000.
Settlement for sales of common stock will occur on the first business day following the date on which the shares are sold or at such other time and date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.
Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. In connection with the sale of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (i) the sale of shares having an aggregate offering price of $50,000,000 or (ii) the date that is 12 months from the execution of the Equity Distribution Agreement, provided that either we or Maxim give at least one business day prior written notice of termination, or (iii) by mutual written agreement between us and Maxim.
This summary of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part.
Maxim and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and accompanying prospectus electronically.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Dallas, Texas. Maxim is being represented in connection with this offering by Winston & Strawn LLP, Houston, Texas.
EXPERTS
The financial statements and the related financial statement schedules of Fossil Group, Inc., as of December 28, 2024 and December 30, 2023, and for each of the three years in the period ended December 28, 2024, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, and the effectiveness of Fossil Group, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at https://www.fossilgroup.com/. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:
•
our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 28, 2024, filed with the SEC on March 12, 2025 and April 28, 2025, respectively (the “Annual Report”);

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 21, 2025;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended April 5, 2025, July 5, 2025, and October 4, 2025 filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, March 12, 2025, May 16, 2025, August 13, 2025, August 14, 2025, September 25, 2025, October 8, 2025, October 16, 2025, October 23, 2025, November 10, 2025, November 12, 2025, November 13, 2025, November 13, 2025 and December 23, 2025; and

•
the description of our common stock contained in Exhibit 4.1 of our Annual Report, and any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.
We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:
Fossil Group, Inc.
901 S. Central Expressway
Richardson, Texas 75080
Attention: Investor Relations
Tel: (972) 234-2525
In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.”

PROSPECTUS
Fossil Group, Inc.
$150,000,000
Senior Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
We may, from time to time, offer and sell debt securities, common stock, preferred stock, depositary shares, warrants and units. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. The aggregate offering price of the securities covered by this prospectus will not exceed $150,000,000.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
Our common stock is listed on the Global Select Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “FOSL”. On November 12, 2025, the last reported sale price for our common stock was $2.31 per share.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in our securities involves risk. You should carefully read the information under the heading “Risk Factors” on page 3 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 31, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of the prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.
In this prospectus, the “Company,” “Fossil,” “we,” “us,” “our” and similar terms refer to Fossil Group, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our internet address is www.fossilgroup.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•
incorporated documents are considered part of this prospectus;

•
we are disclosing important information to you by referring you to those documents; and

•
information we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•
our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 28, 2024, filed with the SEC on March 12, 2025 and April 28, 2025, respectively (the “Annual Report”);

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 21, 2025;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended April 5, 2025, July 5, 2025 and October 4, 2025 filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, March 12, 2025, May 16, 2025, August 13, 2025, August 14, 2025, September 25, 2025, October 8, 2025, October 16, 2025, October 23, 2025, November 10, 2025, November 12, 2025, November 13, 2025, November 13, 2025 and December 23, 2025; and

•
the description of our common stock contained in Exhibit 4.1 of our Annual Report, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number, or emailing us at ir@fossil.com:
Fossil Group, Inc.
901 S. Central Expressway
Richardson, Texas 75080
Attention: Investor Relations
Tel: (972) 234-2525
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “should,” “seek,” “forecast,” “outlook,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “predict,” “potential,” “plan,” “expect” or the negative or plural of these words or similar expressions. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: risks related to the success of our restructuring and turnaround plans; risks related to strengthening our balance sheet and liquidity and improving working capital; risks related to the inability to complete and recognize the anticipated benefits of the transactions contemplated by the Transaction Support Agreement entered into on August 13, 2025 among the Company, certain of its subsidiaries and certain holders of the Company’s notes (the “Transaction Support Agreement”); risks related to unexpected costs related to the transactions contemplated by the Transaction Support Agreement; risks related to our planned non-core asset sales; increased political uncertainty; the effect of worldwide economic conditions, including recessionary risks; the effect of pandemics; the impact of any activist shareholders; the failure to meet the continued listing requirements of Nasdaq; significant changes in consumer spending patterns or preferences; interruptions or delays in the supply of key components or products; acts of war or acts of terrorism; loss of key facilities; a data security or privacy breach or information systems disruptions; changes in foreign currency valuations in relation to the U.S. dollar; lower levels of consumer spending resulting from inflation, a general economic downturn or generally reduced shopping activity caused by public safety or consumer confidence concerns; the performance of our products within the prevailing retail environment; customer acceptance of both new designs and newly-introduced product lines; changes in the mix of product sales; the effects of vigorous competition in the markets in which we operate; compliance with debt covenants and other contractual provisions and meeting debt service obligations; risks related to the success of our business strategy; the termination or non-renewal of material licenses; risks related to foreign operations and manufacturing; changes in the costs of materials and labor; government regulation and tariffs; our ability to secure and protect trademarks and other intellectual property rights; levels of traffic to and management of our retail stores; loss of key personnel or failure to attract and retain key employees and the outcome of current and possible future litigation; and risks and uncertainties described in the “Risk Factors” set forth in our periodic and other reports filed with the SEC which are incorporated by reference into this prospectus. See “Risk Factors” below. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”
FOSSIL GROUP, INC.
We are a global design, marketing and distribution company that specializes in consumer fashion accessories. Our principal offerings include an extensive line of men’s and women’s fashion watches and jewelry, handbags, small leather goods, belts, and sunglasses. In the watch and jewelry product categories, we have a diverse portfolio of globally recognized owned and licensed brand names under which our products are marketed.
Our products are distributed globally through various distribution channels including wholesale in countries where we have a physical presence, direct to the consumer through our retail stores and commercial websites and through third-party distributors in countries where we do not maintain a physical presence. Our products are offered at varying price points to meet the needs of our customers, whether they are value-conscious or luxury oriented. Based on our range of accessory products, brands, distribution channels and price points, we are able to target style-conscious consumers across a wide age spectrum on a global basis.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.
USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may offer by this prospectus consist of notes or other evidences of indebtedness of Fossil. We may issue debt securities in one or more series under an indenture (the “Base Indenture”), between us and Wilmington Trust, National Association, as trustee (the “Trustee”), which Base Indenture may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are deemed to be a part of and govern the Base Indenture and any such supplemental indenture (the Base Indenture, any such supplemental indenture, and any such applicable provisions, collectively, an “Indenture”). The term “Indenture” shall also include the terms of any particular series or specific debt securities within a series established as contemplated by an Indenture. A form of the Base Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Base Indenture. For purposes of this Description of Debt Securities, references to “Fossil,” the “Company,” “we,” “our” and “us” refer only to Fossil Group, Inc. and not to its subsidiaries.
The provisions of the Base Indenture will generally be applicable to all of the debt securities. Selected provisions of the Base Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•
the title of the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
the person to whom any interest on a debt security will be payable, if other than the registered holder thereof on the regular record date therefor;

•
the date or dates on which the principal of the debt securities of the series will be payable or the method of determination thereof and the amount of principal that will be payable;

•
the rate or rates (which may be fixed or variable) per annum at which the debt securities of the series shall bear interest, if any, or contingent interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, and the date or dates from which such interest shall accrue or the method of determination thereof;

•
the dates on which interest will be payable and the regular record dates for interest payment dates;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable and the manner in which any payment may be made;

•
our option, if any, to redeem or prepay the debt securities, in whole or in part, the period or periods within which, and the price or prices (or the method of determining such price or prices) at which, such redemption or prepayment may occur, and the other terms and conditions of any such redemptions or prepayments;

•
our obligation, if any, to redeem or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices (or the method of determining such price or prices) at which and the terms and conditions upon which securities of the series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

•
the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•
if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any debt securities shall be payable, or shall at the election of the Company or the holder thereof be payable, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and determining the outstanding amount of debt securities, and, in the case of an election, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities that will be payable upon acceleration of the maturity of the debt securities pursuant to an event of default;

•
if the principal amount payable at the maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such debt securities as of any such date, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or that shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•
if applicable, that the debt securities, in whole or any specified part, shall not be defeasible, and, if such debt securities may be defeased, in whole or in part, any provisions to permit a pledge of U.S. government obligations or other obligations (or the establishment of other arrangements) to satisfy the requirements for defeasance of such debt securities and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced;

•
if applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends that shall be borne by any such global security in lieu of that set forth in the Base Indenture, any addition to, elimination of or other change in the circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of any such global security;

•
any addition to, elimination of or other change in the events of default that apply to any debt securities, any changes in the applicable notice or cure periods (which may be no period), and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof (or some portion thereof) due and payable, or the automatic acceleration of such principal amount;

•
any addition to, elimination of or other change in the covenants set forth in the Base Indenture that apply to any debt securities;

•
if applicable, that persons other than those specified in the Base Indenture shall have such benefits, rights, remedies and claims with respect to such debt securities, as and to the extent provided for such debt securities;

•
any change in the actions permitted or required to be taken by or on behalf of the holders of any debt securities, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific debt securities rather than or in addition to the holders of all debt securities;

•
any provisions for subordination of any debt securities to other obligations of the Company (including other debt securities issued under the Base Indenture);

•
whether payment of principal of and premium, if any, and interest, if any, on any debt securities shall be without deduction for taxes, assessments or governmental charges paid by holders of such debt securities;

•
whether and under what circumstances the Company will pay additional amounts on any debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities rather than pay such additional amounts;
•
if any debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•
whether any debt securities are to be convertible into or exchangeable for common stock or any other security or property, including, without limitation, securities of another person held by the Company or its affiliates, and, if so, the terms thereof;

•
any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities that may be converted into securities or other property other than debt securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

•
whether any debt securities will be guaranteed, and, if so, the terms and conditions of such guarantees, and the names of, or the method of determination or identification of, the guarantors, and any deletions from, or modifications or additions to, the provisions of the Base Indenture in connection with the guarantees of the debt securities of the series;

•
if other than the Trustee, the identity of the initial security registrar and any initial paying agent; and

•
any other terms of the debt securities and any guarantees of the debt securities.

Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture.
We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•
the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and

•
payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this description mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depository Trust Company (“DTC”) acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.
Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest and premium, if any, on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any guarantor, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•
DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•
we notify the Trustee that we wish to exchange that global security in whole.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under an Indenture. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or an Indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to take any action that a holder is entitled to take under the debt securities or an Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action, or the participants would instruct DTC to take such action. Additionally, those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the debt securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the Trustee takes any responsibility for the accuracy of the information or these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream or their respective participants directly to discuss these matters.

Certain Covenants
Maintenance of Office or Agency
We will be required to maintain an office or agency in each place of payment for each series of debt securities, for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, conversion or exchange.
Paying Agents
If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to such payment a sum sufficient to pay the amount due until such sum is paid to such persons or otherwise disposed of as provided in the Indenture and to notify the Trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, on or before each due date of the principal of or any premium or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee of our action or failure to act. Subject to applicable escheat laws, any money deposited with a paying agent or the Trustee for the payment of principal of or any premium or interest on any debt securities that remains unclaimed for two years after the principal or any premium or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof and all liability of the Trustee or any paying agent with respect to payment shall thereupon cease.
Corporate Existence
Subject to the transactions described under the heading “Consolidation, Merger, Sale, Conveyance, Transfer or Lease” below, we will be required to preserve and keep in full force and effect our corporate existence, charter rights, statutory rights, licenses and franchises, but the Company shall not be required to preserve any such right, license or franchise if the Company determines that such preservation is no longer desirable in the conduct of the business of the Company.
Compliance Certificate
The Company will be required to furnish annually to the Trustee a certificate signed by one of its officers as to the officer’s knowledge of the Company’s compliance with all conditions and covenants under the Indenture.
Consolidation, Merger, Sale, Conveyance, Transfer or Lease
The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person, unless:
(1)
the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)
the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed and, for each debt security that by its terms provides for conversion, shall have provided for the right to convert such debt security in accordance with its terms;

(3)
immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
(4)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company with or into, or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company on a consolidated basis to, any person, in each case in accordance with the foregoing covenant, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had been named as the Company in the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture and the debt securities, except in the case of a lease of all or substantially all of the properties and assets of the Company on a consolidated basis, in which case the predecessor Company shall not be released from the obligation to pay the principal of, any premium on, and interest on the debt securities.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the Indenture with respect to debt securities of any series:
(1)
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of the principal of or any premium on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;

(3)
default in the deposit of any sinking fund payment when and as due by the terms of any debt security of that series and continuance of such default for a period of 60 days;

(4)
default in the performance, or breach, of any covenant of the Company in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in the events of default for such series specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail or by overnight courier service, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5)
specified events of bankruptcy, insolvency, or reorganization involving the Company; and

(6)
any other event of default provided with respect to debt securities of that series.

The Trustee is required to give to the holders of the debt securities of that series notice of all defaults known to a responsible officer of the Trustee within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the Trustee may withhold notice if it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an event of default described in clause (5) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable automatically without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. If any other event of default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Amendments and Waivers” below.
Subject to the duty of the Trustee to act with the requisite standard of care during an event of default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may institute any proceeding with respect to the Indenture unless:
(1)
such holder has previously given the Trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
holders of not less than 25% in principal amount of the outstanding debt securities of such series have requested in writing that the Trustee institute proceedings in respect of such event of default;

(3)
such holders have offered to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such request;

(4)
the Trustee has failed to institute any such proceeding within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its rights and powers to use the degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines in good faith would involve the Trustee in personal liability or that would be unduly prejudicial to the rights of other holders of the debt securities (it being understood that the Trustee does not have an affirmative duty as to ascertain whether or not any such directions are unduly prejudicial to such holders). Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with any request or direction.
Any additional events of default with respect to any series of debt securities, and any variations from the foregoing events of default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.
Amendments and Waivers
Subject to certain exceptions, the Indenture and the debt securities may be amended or supplemented with the consent of the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series), or, if a waiver of compliance with provisions affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount of all outstanding debt securities affected by the waiver, with the debt securities of all the affected series voting together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Subject to certain exceptions, any past default may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding or, if the waiver of a past default affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series). In addition, without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture or any series of debt securities for certain purposes as set forth in the Indenture.
However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a debt security issued with original issue discount or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or permit the Company to redeem any debt security if the Company would not otherwise be permitted to do so, or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or adversely affect the ranking of the debt securities of any series;

•
if any debt security provides that the holder may require the Company to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein;

•
reduce the percentage in principal amount of the outstanding debt securities of any one or more series (considered separately or together as one class, as applicable, and whether comprising the same or different series or less than all the debt securities of a series), the consent of whose holders is required for any such amendment or supplement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences);

•
if any debt security is guaranteed, release any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the Indenture; or

•
subject to certain exceptions, modify any of the provisions of the Indenture relating to the percentage of holders who must consent to an amendment, supplement or waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a purchase of, or tender or exchange offer for, such holder’s debt securities will not be rendered invalid by such purchase, tender or exchange.
Defeasance
The Company at any time may terminate all of its and any guarantor’s obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, and to maintain a registrar and paying agent in respect of the debt securities of any series and certain rights and immunities of the Trustee.

The Company may at any time terminate its and any guarantor’s obligations to comply with certain covenants described above under “— Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and may omit to comply with such covenants without creating an event of default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. government obligations, or a combination of money and U.S. government obligations, for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an opinion of counsel (subject to customary assumptions and exclusions) to the effect that holders of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, unless otherwise specified in the applicable prospectus supplement establishing such series of debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the Indenture in respect of the debt securities of that series, without any action by us, any guarantor or the Trustee, and without the consent of the holders of any debt securities.
Satisfaction and Discharge
The Indenture shall upon request of the Company cease to be of further effect with respect to the debt securities of any series and any guarantees of such debt securities (except as to any surviving rights of conversion, registration of transfer or exchange of any such debt security expressly provided for in the Indenture or in the terms of such debt security), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to such debt securities, when:
(1)
either:

(A)
all such debt securities theretofore authenticated and delivered (other than (i) debt securities that have been destroyed, lost or wrongfully taken and that have been replaced or paid and (ii) debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee or the Security Registrar for cancellation; or

(B)
all such debt securities not theretofore delivered to the Trustee or the Security Registrar for cancellation

i.
have become due and payable, or

ii.
will become due and payable at their stated maturity within one year, or

iii.
are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or a guarantor in the case of (i), (ii) or (iii) of subsection (B) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be;
(2)
the Company and the guarantors (if any) have paid or caused to be paid all other sums payable under the Indenture by the Company and the guarantors (if any) with respect to such debt securities; and

(3)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such debt securities have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture with respect to debt securities of any series, certain obligations of the Company and the Trustee listed in the Indenture shall survive such satisfaction and discharge.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States of America, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of the Company or any guarantor under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law
The Base Indenture is, and each supplemental indenture and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The Base Indenture provides that there may be more than one trustee under the Base Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Base Indenture separate and apart from the trust administered by any other trustee under the Base Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Base Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. Except as provided above under the heading “Payments” or as otherwise provided in the applicable prospectus supplement, all payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the place of payment.
The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an event of default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock. It does not purport to be complete and is subject to and qualified in its entirety by our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Sixth Amended and Restated Bylaws (the “Bylaws”), and the General Corporation Law of the State of Delaware (“DGCL”). Copies of the Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.
Authorized Capital Stock
Under the Certificate of Incorporation, our authorized capital stock consists of:
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100,000,000 shares of common stock, par value $0.01 per share; and

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1,000,000 shares of undesignated preferred stock, par value $0.01 per share.

As of November 12, 2025, we had 54,640,589 shares of common stock outstanding and no shares of preferred stock issued or outstanding. As of November 12, 2025, we had reserved 8,123,359 additional shares of common stock for issuance under our long-term incentive plans, 1,129,581 additional shares of common stock issuable upon vesting of outstanding inducement grants and 2,500,000 additional shares of common stock for issuance under our warrants.
Common Stock
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Unless otherwise required by law, the Certificate of Incorporation or the Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Each member of our board of directors (the “Board”) shall be elected by the vote of the majority of the votes cast with respect to the director. Cumulative voting of shares of common stock is prohibited.
The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor, subject to the payment of any preferential dividends with respect to any preferred stock that from time to time may be outstanding. In the event of the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of the holders of any outstanding preferred stock. The holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Board may designate in the future.
Preferred Stock
The Board, without further action by the stockholders, is authorized to fix and determine as to any series of preferred stock any and all of the relative rights and preferences of shares in such series, including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation.
Warrants
As of November 12, 2025, we had outstanding warrants, exercisable for an aggregate of 2,500,000 shares of common stock at an exercise price of $0.01 per share. The warrants do not expire and may be exercised at any time, subject to certain limitations. The warrant agreement for the warrants includes a beneficial ownership limitation, pursuant to which the warrants may not be exercised by the holders to the extent that, following such exercise, the holders would beneficially own more than 9.99% of the Company’s outstanding common stock, unless waived in accordance with the terms of the warrant agreement.

Certain Provisions of the Certificate of Incorporation and Bylaws
The Certificate of Incorporation and Bylaws of the Company contain certain provisions that may delay, defer or prevent a change in control of the Company.
Issuance of Common or Preferred Stock
As indicated above, the Certificate of Incorporation gives the Board the authority, without further action by the stockholders, to issue from time to time preferred stock in one or more series and to fix the number of shares, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions on the preferred stock. The issuance of, or the right to issue, preferred stock could have anti-takeover effects.
Any issuance of common stock or preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price. Moreover, the issuance of additional shares of common stock or preferred stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office even if such change were to be favorable to stockholders generally.
Number of Directors and Vacancies and Removal of Directors
Our Bylaws provide that the number of directors shall be fixed and determined from time to time by resolution adopted by the Board. Our Bylaws also provide that if a proposal to remove a Board member is properly brought before a meeting of the stockholders, a Board member may be removed by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Any vacancy on the Board may be filled by the majority vote of the directors then in office, though less than a quorum.
Advance Notice
Our Bylaws establish advance notice procedures with regard to stockholder nomination or removal of persons for election to the Board or other business to be brought before meetings of stockholders of the Company. These procedures provide that notice of such stockholder nominations or proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the Bylaws. To be timely in connection with an annual meeting, the notice must be received between 90 and 120 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. If the date of the annual meeting is 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 days before the meeting and no later than the later of (i) 90 days before the meeting or (ii) the 10th day following the day on which the public announcement of the date of the annual meeting is first made by the Company. To be timely in connection with a special meeting, the notice must be received no earlier than 120 days before the meeting and no later than the later of (i) 90 days before the meeting or (ii) the 10th day following the day on which the public announcement of the date of the special meeting is first made by the Company. An adjournment or postponement of an annual or special meeting does not commence a new time period for the giving of notice. With respect to stockholder nominations of directors and stockholder proposals relating to the removal of directors, in addition to complying with the procedures set forth in the Bylaws, a stockholder who wishes to include such business in a proxy statement prepared by the Company must also comply with Rule 14a-8 under the Exchange Act, as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect.
Bylaw Amendments
Our Bylaws require that any action taken by the Board to alter, amend or repeal the Bylaws or adopted new Bylaws be approved by the affirmative vote of at least 80% of all directors then in office, subject to repeal or change by the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting together as a single class.
Special Meetings of Stockholders
Special meetings of stockholders may be called only by the Chairman of the Board, the President, at the request in writing of a majority of the Board or on the written request of holders of at least 50% of the total number of shares of capital stock of the Company issued and outstanding and entitled to vote.
Section 203 of the DGCL
The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines a “business combination” to include certain mergers, consolidation, asset sales and stock issuances and certain other transactions resulting in a financial benefit to an “interested stockholder.” In addition, Section 203 defines an “interested stockholder” to include any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such an entity or person.
Limitation of Liability of Directors
The Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL. Under the DGCL, a director’s liability may not be eliminated:
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for any breach(es) of the director’s duty of loyalty to us or to our stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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for certain unlawful dividend payments or stock redemptions or repurchases; and

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for any transaction from which the director derives an improper personal benefit.

The effect of this provision is to restrict the rights of the Company and its stockholders to recover monetary damages against a director for breach of certain fiduciary duties as a director.
DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.
The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.
We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.
DESCRIPTION OF WARRANTS
We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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United States federal income tax consequences applicable to such warrants;

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the amount of warrants outstanding as of the most recent practicable date; and

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any other terms of such warrants.

Warrants issued pursuant to the registration statement of which this prospectus is a part will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.
DESCRIPTION OF UNITS
We may issue, in one or more series, units consisting of debt securities, common stock, preferred stock, and/or warrants for the purchase of debt securities, preferred stock, common stock or depositary shares in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq or sales made through a market maker other than on an exchange or other similar offerings through sales agents. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
Sale through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Remarketing Arrangements
Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Arrangements
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.
LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Dallas, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and the related financial statement schedules of Fossil Group, Inc., as of December 28, 2024 and December 30, 2023, and for each of the three years in the period ended December 28, 2024, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, and the effectiveness of Fossil Group, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Up to $50,000,000
COMMON STOCK
PROSPECTUS SUPPLEMENT
MAXIM GROUP LLC
January 14, 2026